POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

 As Manager of the General Partner of Oak Street Capital SPV I LP ("OSCSPV"), I
hereby make, constitute and appoint each, the Chief Financial Officer, Chief Legal Officer and Deputy General Counsel of Red Robin Gourmet Burgers Inc. (the "Company"), and certain individuals, Florine Clark, and Christina R. Carlson who at the time of acting pursuant to this Power of Attorney is each acting singly, a true and lawful attorney-in-fact to:

(1) prepare, sign, acknowledge, deliver and file for OSCSPV and on its behalf, Forms 3, 4 and
5 and any amendments thereof in accordance with Section 16(a) of the Securities Exchange Act of
1934, as amended (the "1934 Act") and the rules of the Securities and Exchange Commission ("SEC"), with respect to securities or contracts of (or with respect to) the Company, and Form ID or other information to secure an access and any other code and/or CIK number to permit my filing via EDGAR;
(2) do and perform any and all acts for OSCSPV and on its behalf which may be necessary or desirable to complete any such Form 3, 4 or 5 and file in any authorized manner such form and this power of attorney with the SEC and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to OSCSPV, in its best interest, or legally required of it, it being understood that the documents executed by such attorney-in-fact on its behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.  I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as OSCSPV might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
This Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information. I further acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of OSCSPV's responsibilities to comply with Section 16 of the 1934 Act or any liability it may have with respect to transactions reported or reportable thereunder. All prior actions taken by each such attorney-in-fact which are consistent with the authority conferred hereby are ratified and approved. This Power of
Attorney shall remain in full force and effect until OSCSPV is no longer required to file Section
16 reports with respect to my holdings of and transactions in or involving securities issued by the
Company, or earlier if I revoke it in a signed writing delivered to each of the foregoing attorneys-
in-fact.

April 18, 2011

Oak Street Capital SPV 1 LP

By:  Oak Street Capital Management, LLC
Its General Partner

/s/ David Makula
David Makula, Manager